January 5, 2011

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 197 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 197 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 197 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Managed Futures Strategy Fund

5.

Arrow Alternative Solutions Fund

6.

Arrow Commodity Strategy Fund

7.

Arrow DWA Balanced Fund

8.

Arrow DWA Systematic RS Fund

9.

Arrow DWA Tactical Fund

10.

Arrow Managed Futures Trend Fund

11.

Astor LS Balanced Fund

12.

Autopilot Managed Growth Fund

13.

BTS Bond Asset Allocation Fund

14.

Bandon Isolated Alpha Fixed Income Fund

15.

Beech Hill Total Return Fund

16.

Biondo Focus Fund

17.

Biondo Growth Fund

18.

Bishop Volatility Flex Fund

19.

Bull Path Mid Cap Fund

20.

CIFG All Weather Fund

21.

CIFG Strategic Growth Fund

22.

CMG Absolute Return Strategies Fund

23.

CWC Small Cap Fund

24.

Chadwick & D’Amato Fund

25.

Changing Parameters Fund

26.

Chariot Absolute Return Currency Fund

27.

The Collar Fund

28.

The Currency Strategies Fund

29.

EAS Genesis Fund

30.

EAS Global Cycle Fund

31.

EM Capital India Gateway Fund

32.

FX Strategy Fund

33.

GMG Defensive Beta Fund

34.

GPS Multiple Strategy Fund

35.

Generations Multi-Strategy Fund

36.

GoalMine Balanced Fund

37.

GoalMine Fixed Income Fund

38.

Grant Park Managed Futures Strategy Fund

39.

Gratio Values Fund

40.

Incline Capital Trend Following Fund

41.

Investment Partners Opportunities Fund

42.

KCM Macro Trends Fund

43.

Lacerte Guardian Fund

44.

Leader Short-Term Bond Fund

45.

Leader Total Return Fund

46.

The Long Short Fund

47.

MutualHedge Frontier Legends Fund

48.

MutualHedge Equity Long-Short Legends Fund

49.

MutualHedge Event Driven Legends Fund

50.

Navigator Equity Hedged Fund

51.

Oxford Global Total Return Fund

52.

PSI Market Neutral Fund

53.

PSI Total Return Fund

54.

PSI Strategic Growth Fund

55.

PSI Tactical Growth Fund

56.

Pacific Financial Core Equity Fund

57.

Pacific Financial Explorer Fund

58.

Pacific Financial International Fund

59.

Pacific Financial Strategic Conservative Fund

60.

Pacific Financial Tactical Fund

61.

Palantir Fund

62.

Power Income Fund

63.

Princeton Futures Strategy Fund

64.

RAM Risked-Managed Growth Fund

65.

Rady Contrarian Long/Short Fund

66.

Rady Opportunistic Value Fund

67.

Sierra Core Retirement Fund

68.

SouthernSun Small Cap Fund

69.

Strategic Investing Long/Short Fund

70.

Tatro Capital Tactical Appreciation Fund

71.

Toews Hedged Emerging Markets Fund

72.

Toews Hedged Growth Allocation Fund

73.

Toews Hedged High Yield Bond Fund

74.

Toews Hedged International Developed Markets Fund

75.

Toews Hedged Large-Cap Fund

76.

Toews Hedged Small & Mid Cap Fund

77.

Wade Core Destination Fund

78.

Wintrust Capital Disciplined Equity Fund

79.

Wintrust Capital Small Cap Opportunity Fund

80.

Wayne Hummer Real Estate 130/30 Fund

81.

Winans Long/Short Fund

82.

Winans Long/Short Gold Strategy Fund